                                                                Exhibit 1.2
                                                                -----------

                                                                    ANNEX I


                                Terms Agreement
                                ---------------


Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Banc of America Securities LLC
Goldman, Sachs & Co.
c/o Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
World Financial Center
250 Vesey Street
New York, NY 10281-1326

                                                           March 22, 2000

Dear Ladies and Gentlemen:

          Marriott International, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement General Terms and Provisions (the "Terms and Provisions") attached hereto, to issue and sell to each of the Underwriters named in Schedule
                                                                        --------
I hereto (the "Underwriters"), and each of the Underwriters agrees, severally
-
and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the
                                                -----------
principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto. Each of the provisions of the Terms and Provisions is
   ----------
incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement. Each reference to the Representatives herein and in the provisions of the Terms and Provisions so incorporated by reference shall be deemed to refer to you. Terms defined in the Terms and Provisions and the address of the Representatives referred to in Section 11 of the Terms and Provisions and the address of the Representatives referred to in such Section 11 are set forth in

Schedule II hereto.  The term "Registration Statement" shall be deemed to
-----------
include the Company's registration statements on Form S-3 (File Nos. 333-77093 and 333-94697), and any amendments thereto.

          The Representatives hereby confirm and the Company acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth under the caption "Underwriting" in the Company's Prospectus Supplement dated March 22, 2000 to the Company's Prospectus dated January 27, 2000 relating to the Securities (the "Prospectus Supplement") constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Prospectus Supplement.

          If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Terms and Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.


                                    Very truly yours,


                                    MARRIOTT INTERNATIONAL, INC.


                                    By:  /s/ C.B. Handlon
                                         ----------------
                                    Name:  C.B. Handlon
                                    Title:  Senior V.P. and Treasurer



Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
BANC OF AMERICA SECURITIES LLC
GOLDMAN, SACHS & CO.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED


By:  /s/ Michael Santini
     -------------------------------------
Name:   Michael Santini
Title:  Vice President

                                   Schedule I
                                   ----------



                                            Principal Amount of
Underwriter                                Securities to be Purchased
-----------                                --------------------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated...............     $150,000,000
Banc of America Securities LLC.........       75,000,000
Goldman, Sachs & Co....................       75,000,000
                                            -------------
      Total.............................    $300,000,000
                                            =============

                                  Schedule II
                                  -----------

Representatives:                Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and
                                Goldman, Sachs & Co.

Underwriting Agreement:          Terms Agreement dated March 22, 2000, incorporating Underwriting Agreement General Terms and
                                 Conditions dated September 15, 1999

Registration Statement No.:      333-77093 and 333-94697

Title of Securities:             8 1/8% Series D Notes due 2005

Aggregate principal amount:      $300,000,000

Price to Public:                 99.982% of the principal amount of the Securities, plus accrued interest, if any, from March 27,
                                 2000 to the Delivery Date

Underwriting Discount:           0.60%

Indenture:                       Indenture dated as of November 16, 1998 between Marriott International, Inc. and The Chase
                                 Manhattan Bank, as trustee

Date of Maturity:                April 1, 2005

Interest Rate:                   81/8% per annum, payable semiannually

Interest Payment Dates:          April 1 and October 1, commencing October 1, 2000

Redemption Provisions:           None

Sinking Fund Provisions:         None

Other Provisions:                As specified in the Prospectus Supplement dated March 22, 2000 relating to the Securities.

Securities Exchange:             The Securities will not be listed on any exchange

Closing Date and Delivery
   Date:                         March 27, 2000

Closing Location:                Piper Marbury Rudnick & Wolfe LLP
                                 6225 Smith Avenue
                                 Baltimore, Maryland 21209
Address for Notices
  to Underwriters:               c/o Merrill Lynch, Pierce, Fenner & Smith
                                                 Incorporated
                                 World Financial Center
                                 250 Vesey Street
                                 New York, NY 10281-1326
